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                                                                    Exhibit 99.1


AB                                                              NEWS RELEASE
THE CARBIDE/GRAPHITE GROUP                               HTTP://WWW.CGGI.COM
One Gateway Center, 19th Floor
Pittsburgh, PA  15222-1416
(412) 562-3700


FOR IMMEDIATE RELEASE

          THE CARBIDE/GRAPHITE GROUP, INC. ("C/G") ANNOUNCES ITS INTENT
             TO LIQUIDATE THE ASSETS RELATED TO C/G'S ELECTRODE AND
                 GRAPHITE SPECIALTY BUSINESS AND SEADRIFT L.P.


PITTSBURGH, PENNSYLVANIA - NOVEMBER 1, 2002 - THE CARBIDE/GRAPHITE GROUP, INC. ("C/G") ANNOUNCES ITS INTENT TO LIQUIDATE THE ASSETS RELATED TO C/G'S ELECTRODE AND GRAPHITE SPECIALTY BUSINESS AND SEADRIFT L.P. THESE ASSETS COMPRISE PLANTS LOCATED IN ST. MARYS, PENNSYLVANIA; NIAGARA FALLS, NEW YORK; AND ITS HEADQUARTERS IN PITTSBURGH, PENNSYLVANIA. DETAILS OF THE LIQUIDATION WILL BE DETERMINED COOPERATIVELY BETWEEN THE COMPANY AND ITS CONSTITUENCIES. THE LIQUIDATION IS EXPECTED TO BE COMPLETED BY EARLY-JANUARY 2003.

         NOTE: THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE BASED ON CURRENT EXPECTATIONS, ESTIMATES, AND PROJECTIONS ABOUT THE INDUSTRIES IN WHICH THE COMPANY OPERATES, MANAGEMENT'S BELIEFS, AND ASSUMPTIONS MADE BY MANAGEMENT. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "INTENDS," "PLANS," "BELIEVES," "ESTIMATES" AND VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE STATEMENTS CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AND ARE SUBJECT TO THE SAFE HARBOR CREATED THEREBY. THESE STATEMENTS ARE BASED ON A NUMBER OF ASSUMPTIONS THAT COULD ULTIMATELY PROVE INACCURATE AND, THEREFORE, THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL PROVE TO BE ACCURATE. OTHER RISKS AND UNCERTAINTIES ARE DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY DOES NOT UNDERTAKE TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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